UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 30, 2005
NRG Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)
211 Carnegie Center, Princeton, New Jersey 08540
(Address of Principal Executive Offices, Including Zip Code)
(609) 529-4500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 7.01. Regulation fd Disclosure.
ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1: ACQUISITION AGREEMENT
EX-99.1: SLIDES FOR OCTOBER 3, 2005 ANALYST AND INVESTOR CONFERENCE CALL
EX-99.2: PRESS RELEASE

SAFE HARBOR DISCLOSURE
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions that include, but are not limited to, expected earnings and cash flows, future growth and financial performance and the expected synergies and other benefits of the acquisition described herein, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others:
•	risks and uncertainties related to the capital markets generally, and the availability of financing for the proposed transaction as well as our operating requirements;

•	general economic conditions, changes in the wholesale power markets and fluctuations in the cost of fuel or other raw materials;

•	the volatility of energy and fuel prices;

•	hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions, catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fossil fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

•	the liquidity and competitiveness of wholesale markets for energy commodities;

•	changes in government regulation, including possible changes of market rules, market structures and design, rates, tariffs, environmental laws and regulations and regulatory compliance requirements;

•	price mitigation strategies and other market structures or designs employed by independent system operators, or ISOs, or regional transmission organizations, or RTOs, that result in a failure to adequately compensate our generation units for all of their costs;

•	our substantial indebtedness and the indebtedness that we will incur in connection with the acquisition; and

•	failure to realize expected synergies and other benefits as a result of the acquisition described herein.
The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission (“SEC”) at www.sec.gov.
ITEM 1.01. Entry into a Material Definitive Agreement.
     On September 30, 2005, NRG Energy, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Texas Genco LLC, a Delaware limited liability company (“Texas Genco”), and each of the direct and indirect owners of Texas Genco (the “Sellers”). Pursuant to the Acquisition Agreement, upon the terms and subject to the conditions set forth therein, the Company agreed to purchase all of the outstanding equity interests in Texas Genco (the “Acquisition”) for a total purchase price of approximately $8.325 billion (subject to adjustment), including an equity component valued at $1.8 billion based on a price per share of Company common stock of $40.50. This purchase price includes the assumption by the Company of approximately $2.5 billion of Texas Genco indebtedness. As a result of the Acquisition, Texas Genco will become a wholly owned subsidiary of the Company.
     Consideration. Of the approximately $5.825 billion payable to the Sellers upon consummation of the Acquisition, the Company will pay $4.025 billion in cash, subject to adjustment, and issue a minimum of 35,406,320 shares of the Company’s common stock. At the Company’s election, the remaining consideration may be comprised of either an additional 9,038,125 shares of common stock, additional cash, shares of a new series of the Company’s Cumulative Redeemable Preferred Stock (the “Cumulative Preferred Stock”) or a combination of the foregoing. If issued, the aggregate liquidation preference of the Cumulative Preferred Stock will be equal to the average trading value of 9,038,125 shares of the Company’s common stock over a twenty trading day period prior to the closing. If the Company elects to pay all or a portion of the remaining purchase price in cash, the amount payable in cash would be calculated in the same manner. The purchase price payable by the Company is subject to adjustment based on the level of Texas Genco’s working capital on the closing date, the amount of Texas Genco’s indebtedness on the closing date and the amount of Texas Genco’s cash and cash equivalents on hand on the closing date.
     Representations, Warranties and Covenants. Under the terms of the Acquisition Agreement, the Company, on the one hand, and the Sellers and Texas Genco, on the other, have each made customary representations to the other regarding, among other things organization, authorization, capitalization, consents and approvals, ownership of the purchased securities (in the case of the Sellers), the absence of certain changes in their respective businesses, accuracy of financial statements, the absence of undisclosed liabilities and certain operational matters. In addition, each of the parties has agreed to certain customary covenants, including, among others, (a) to conduct its business in the ordinary course between the execution of the Acquisition Agreement and the consummation of the Acquisition, (b) to provide the other with access to certain information, (c) to obtain required consents and cooperate with the other party, and (d) to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable cause the conditions to consummation of the Acquisition to be satisfied.
     Conditions. Each of the parties’ obligation to consummate the Acquisition is subject to certain customary conditions, including (i) the absence of any event or circumstance that would have a material adverse effect on the other party’s business, assets, properties, liabilities, condition (financial or otherwise) or results of operations, taken as a whole, since June 30, 2005 and (ii) the receipt of required regulatory approvals, including the expiration of the required waiting period under the Hart Scott Rodino Antitrust Improvements Act, and the approval of, among others, the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission and the Public Utility Commission of Texas (if required). Subject to the foregoing conditions, the Acquisition is expected to be consummated in the first quarter of 2006.
     Cumulative Preferred Stock. If less than $200 million of aggregate liquidation preference of the Cumulative Preferred Stock is issued in the Acquisition, and the Company elects to issue the Cumulative Preferred Stock, then the initial dividend rate on the Cumulative Preferred Stock will be 9%. If more than $200 million of aggregate liquidation preference is issued, then the initial dividend rate on the Cumulative Preferred Stock will be 10%. In either case, the applicable dividend rate will increase by 1% per quarter to a maximum of 2% above the initial dividend rate. The Cumulative Preferred Stock will be redeemable at the option of the Company at any time for cash and will be mandatorily redeemable by the Company on the earlier of seven and one-half years from issuance and a change of control of the Company.
     Investor Rights Agreement. In connection with the consummation of the Acquisition, the Company has agreed to enter into an Investor Rights Agreement with the Sellers pursuant to which, among other things, the Company has agreed to file and cause to become effective a shelf registration statement covering resales of the common stock and Cumulative Preferred Stock to be issued to the Sellers in the Acquisition, subject to certain limitations. Under the terms of the Investor Rights Agreement, the Sellers will be prohibited from selling any of the securities received in the Acquisition for a period of 180 days after consummation of the Acquisition. Pursuant to the Investor Rights Agreement, the Sellers will also agree not to acquire additional Company voting securities or otherwise attempt to acquire control of the Company for a period of two years after the consummation of the transaction.
     Financing. The Company expects to finance the Acquisition through a combination of a new senior secured credit facility, an unsecured high yield notes offering and the sale of common and preferred equity securities in the public markets. The Company has received a commitment letter from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Citigroup Global Markets, Inc. (“Citigroup”) to provide the Company with up to $4.8 billion in senior secured debt financing, including up to $3.2 billion under a senior first priority term loan facility, up to $600 million under a senior first priority secured revolving credit facility and up to $1 billion under a senior first priority secured synthetic letter of credit facility. The commitment letter further provides for up to $5.1 billion in bridge financing to fund all necessary amounts not provided for under the senior secured debt financing. The Company does not intend to draw down on the bridge financing unless the contemplated high yield debt financing and preferred and common equity financings are for some reason unavailable at the time of the closing. The commitment letter is subject to customary conditions to consummation, including the absence of any event or circumstance that would have a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations, taken as a whole, of Texas Genco, or Texas Genco and the Company combined, since June 30, 2005. The Company has agreed to pay Morgan Stanley and Citigroup certain fees in connection with the commitment letter and has agreed to indemnify Morgan Stanley and Citigroup against certain liabilities.
     The foregoing descriptions of the Acquisition and the Acquisition Agreement, the Cumulative Preferred Stock, the Investor Rights Agreement and the related matters described above do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement, the form of certificate of designations for the Cumulative Preferred Stock and the form of Investor Rights Agreement. The Acquisition Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and the form of certificate of designations for the Cumulative Preferred Stock and the form of Investor Rights Agreement are included in Exhibit 2.1 as exhibits to the Acquisition Agreement. Each of these documents is incorporated by reference herein.
     Other than in respect of the Acquisition Agreement and as otherwise described above, there is no material relationship between the Company and its affiliates and Texas Genco and the Sellers or their affiliates.
ITEM 7.01. Regulation FD Disclosure.
     On October 3, 2005, the Company will deliver an investor and securities analyst presentation that includes the slides filed as Exhibit 99.1 to this Current Report on Form 8-K, which are incorporated by reference herein. Copies of the slides used in the investor call include graphic images and are available for viewing on our website located at www.nrgenergy.com, although we reserve the right to discontinue that availability at any time.
     The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference. By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

     The information contained herein is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as we believe is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.
ITEM 8.01. Other Events.
     On October 2, 2005, NRG Energy, Inc. and Texas Genco issued a joint press release announcing the execution of the Acquisition Agreement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

2.1
Acquisition Agreement, dated as of September 30, 2005, by and among NRG Energy, Inc., Texas Genco LLC and the Direct and Indirect Owners of Texas Genco LLC. (including the form of certificate of designations for Cumulative Redeemable Preferred Stock of NRG Energy, Inc. and the form of Investor Rights Agreement to be entered into by and among NRG Energy, Inc., Texas Genco LLC and the Direct and Indirect Owners of Texas Genco LLC included therein).

99.1	Slides for October 3, 2005 analyst and investor conference call.

99.2	Press Release issued by NRG Energy, Inc. and Texas Genco LLC on October 2, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.
By:	/s/ Timothy W.J. O'Brien
Timothy W.J. O'Brien
Vice President and General Counsel

     Dated: October 3, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1
Acquisition Agreement, dated as of September 30, 2005, by and among NRG Energy, Inc., Texas Genco LLC and the Direct and Indirect Owners of Texas Genco LLC. (including the form of certificate of designations for Cumulative Redeemable Preferred Stock of NRG Energy, Inc. and the form of Investor Rights Agreement to be entered into by and among NRG Energy, Inc., Texas Genco LLC and the Direct and Indirect Owners of Texas Genco LLC included therein).

99.1	Slides for October 3, 2005 analyst and investor conference call.

99.2	Press Release issued by NRG Energy, Inc. and Texas Genco LLC on October 2, 2005.